Exhibit 99.1

Hall of Fame Resort & Entertainment Company Announces First Quarter 2024 Results

FOR IMMEDIATE RELEASE

CANTON, Ohio (May 13, 2024) – Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) (the “Company”), the only resort, entertainment and media company centered around the power of professional football, announced its first quarter 2024 results for the period ended March 31, 2024.

“The first quarter reflects our stated commitment to flatten seasonality and grow our business. Within the Village, the team has done a great job in diversifying the types and timing of events we host, adding new tenant experiences, and focusing on the necessary capital sources to continue with the development of our Gameday Bay Waterpark and Hilton Tapestry Hotel. Our Media vertical continues to create new content development, which has allowed us to have more shows in distribution on multiple platforms this year compared to the prior year”. Crawford went on to say, “while we continue to build the necessary infrastructure to support revenue growth, we remain focused on maximizing every dollar spent. The results for the first quarter highlight a significant step towards strengthening expense management processes, which will allow the company to reach stabilization quicker.  While the macro-environment remains uncertain, the Company continues to focus on investing to create unique experiences for our guests to enjoy and drive positive results for our shareholders”.

Key Financial Highlights

●	First quarter revenue was $4.2 million, an increase of 34% compared to the same period in the prior year, primarily driven by continued operationalization of Hall of Fame Village through event and rental revenue.

●	First quarter net loss attributable to shareholders was $14.9 million, compared to a net loss of $19.6 million in the same period in the prior year, primarily driven by decreased operating expenses and partially offset by increased interest expense.

●	First quarter adjusted EBITDA was a loss of $2.9 million, compared to a loss of $10.9 million in the same period in the prior year. The change was driven by decreased operating expenses including compensation-related expenses and third-party services in conjunction with the prior year period including several non-recurring items. See page 6 for a reconciliation of net loss to EBITDA and adjusted EBITDA.

●	The Company finished its fiscal quarter with a cash balance of $6.9 million, including $4.2 million in restricted cash, compared to $11.8 million, including $8.6 million in restricted cash, as of December 31, 2023.

Key Business Highlights

●	Hall of Fame Village hosted many large events including events in the Center for Performance ranging from the ForeverLawn Faith Leadership Event with headline speakers Craig Groeschel and Tim Tebow, conventions and trade shows, and sporting leagues and cheerleading events. The variety and type of events and subsequent increased attendance has allowed us to benefit from our synergistic revenue model.

●	Opened several new tenants within Hall of Fame Village with Driven Elite Fitness facility located within the Constellation Center for Excellence and Driven Elite Performance situated in the Center for Performance along with Heggy’s Nut Shop, a beloved brand renowned throughout Stark County for its premier-quality snacks.

●	The Company finalized an audit of campus wide operating systems with plans to implement this year, which will enhance revenue maximization, improve operational efficiencies, all with a focus on creating a world class visitor experience.

●	The Company has accelerated its expense management processes, which have saved hundreds of thousands of dollars annually to date. The continued investments in the processes will allow for the Company to reach stabilization more quickly.

●	Hall of Fame Village has announced numerous large events and has curated an exciting full year calendar of entertainment and engagement options. These events range from eight-time Grammy Award winner Carrie Underwood performing at the Concert for Legends in August during the annual weeklong Enshrinement Festival to Bert Kreischer’s Fully Loaded Comedy Festival in June and GridIron Gateway Gaming Tournament in July. Tom Benson Hall of Fame Stadium will also be the home for the Opendorse Bowl Series featuring four Division III conferences this winter.

Conference Call

The Company will host a conference call and webcast Tuesday, May 14, 2024, beginning at 8:30 a.m. ET, to provide commentary on the business. Investors and all other interested parties can access the live webcast and replay at the Company’s website: https://ir.hofreco.com.

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About Hall of Fame Resort & Entertainment Company

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus. Additional information on the Company can be found at www.HOFREco.com

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “plan,” “opportunity,” “future,” “will,” “goal,” “enable,” “pipeline,” “transition,” “move forward,” “towards,” “build out,” “coming” , “commitment” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors that may affect actual results or outcomes include, among others, the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections, including obtaining financing to construct planned facilities and for working capital; litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; increased inflation; the inability to maintain the listing of the Company’s shares on Nasdaq; and those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended March 31,
	2024	2023

Revenues
Sponsorships, net of activation costs	$859,731	$673,475
Event, rents, restaurant, and other revenues	2,054,877	908,312
Hotel revenues	1,276,707	1,538,646
Total revenues	4,191,315	3,120,433

Operating expenses
Operating expenses	6,150,364	12,528,716
Hotel operating expenses	974,432	1,459,203
Impairment expense	-	1,145,000
Depreciation expense	4,158,750	2,553,360
Total operating expenses	11,283,546	17,686,279

Loss from operations	(7,092,231)	(14,565,846)

Other income (expense)
Interest expense, net	(6,521,534)	(3,632,637)
Amortization of discount on note payable	(955,322)	(855,891)
Change in fair value of warrant liability	49,000	(238,000)
Change in fair value of interest rate swap	-	(100,000)
Loss on sale of asset	(140,041)	-
Income from equity method investments	29,952	-
Total other expense	(7,537,945)	(4,826,528)

Net loss	$(14,630,176)	$(19,392,374)

Preferred stock dividends	(266,000)	(266,000)
Loss attributable to non-controlling interest	8,588	48,577

Net loss attributable to HOFRE stockholders	$(14,887,588)	$(19,609,797)

Net loss per share, basic and diluted	$(2.30)	$(3.48)

Weighted average shares outstanding, basic and diluted	6,486,044	5,629,086

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the Three Months Ended March 31,
	2024	2023
Cash Flows From Operating Activities
Net loss	$(14,630,176)	$(19,392,374)
Adjustments to reconcile net loss to cash flows used in operating activities
Depreciation expense	4,158,750	2,553,360
Amortization of note discount and deferred financing costs	955,322	855,891
Amortization of financing liability	1,798,295	1,681,073
Impairment of film costs	-	1,145,000
Interest income on investments held to maturity	-	(273,523)
Income from equity method investments	(29,952)	-
Interest paid in kind	2,905,941	1,127,491
Loss on sale of asset	140,041	-
Change in fair value of interest rate swap	-	100,000
Change in fair value of warrant liability	(49,000)	238,000
Stock-based compensation expense	96,469	651,034
Non-cash operating lease expense	124,429	128,143
Changes in operating assets and liabilities:
Accounts receivable	(189,474)	(888,740)
Prepaid expenses and other assets	(3,106,777)	(1,588,240)
Accounts payable and accrued expenses	977,566	(875,060)
Operating leases	(76,608)	(78,508)
Due to affiliate	1,432,932	(110,903)
Other liabilities	3,015,367	3,184,424
Net cash used in operating activities	(2,476,875)	(11,542,932)

Cash Flows From Investing Activities
Investments in securities held to maturity	-	(30,021,129)
Proceeds from securities held to maturity	-	15,021,129
Proceeds from sale of assets	8,126,634	-
Additions to project development costs and property and equipment	(11,094,441)	(9,679,007)
Net cash used in investing activities	(2,967,807)	(24,679,007)

Cash Flows From Financing Activities
Proceeds from notes payable	8,722,258	20,500,000
Repayments of notes payable	(10,962,096)	(312,431)
Payment of financing costs	-	(1,537,342)
Payment on financing liability	(747,396)	(1,093,750)
Proceeds from financing liabilities	3,500,000	-
Payment of Series B dividends	-	(150,000)
Proceeds from sale of common stock under ATM	-	-
Net cash provided by financing activities	512,766	17,406,477

Net decrease in cash and restricted cash	(4,931,916)	(18,815,462)

Cash and restricted cash, beginning of year	11,816,083	33,516,382

Cash and restricted cash, end of period	$6,884,167	$14,700,920

Cash	$2,713,210	$7,395,025
Restricted Cash	4,170,957	7,305,895
Total cash and restricted cash	$6,884,167	$14,700,920

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Cash	$2,713,210	$3,243,353
Restricted cash	4,170,957	8,572,730
Equity method investments	2,476,397	-
Investments available for sale	2,000,000	2,000,000
Accounts receivable, net	1,268,174	1,108,460
Prepaid expenses and other assets	8,109,121	3,514,135
Property and equipment, net	341,626,103	344,378,835
Property and equipment held for sale	-	12,325,227
Right-of-use lease assets	7,274,397	7,387,693
Project development costs	69,932,439	59,366,200
Total assets	$439,570,798	$441,896,633

Liabilities and stockholders' equity
Liabilities
Notes payable, net	$221,653,857	$219,532,941
Accounts payable and accrued expenses	23,363,469	21,825,540
Due to affiliate	2,726,806	1,293,874
Warrant liability	176,000	225,000
Financing liability	65,867,451	62,982,552
Operating lease liability	3,321,009	3,440,630
Other liabilities	8,858,499	5,858,682
Total liabilities	325,967,091	315,159,219

Stockholders' equity
Undesignated preferred stock, $0.0001 par value; 4,917,000 shares authorized; no shares issued or outstanding at March 31, 2024 and December 31, 2023	-	-
Series B convertible preferred stock, $0.0001 par value; 15,200 shares designated; 200 shares issued and outstanding at March 31, 2024 and December 31, 2023; liquidation preference of $222,011 as of March 31, 2024	-	-
Series C convertible preferred stock, $0.0001 par value; 15,000 shares designated; 15,000 shares issued and outstanding at March 31, 2024 and December 31, 2023; liquidation preference of $15,707,500 as of March 31, 2024	2	2

Common stock, $0.0001 par value; 300,000,000 shares authorized; 6,502,437 and 6,437,020 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	650	643
Additional paid-in capital	346,097,951	344,335,489
Accumulated deficit	(231,531,470)	(216,643,882)
Total equity attributable to HOFRE	114,567,133	127,692,252
Non-controlling interest	(963,426)	(954,838)
Total equity	113,603,707	126,737,414
Total liabilities and stockholders' equity	$439,570,798	$441,896,633

Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”) and corresponding metrics as non-GAAP financial measures. The press release includes references to the following non-GAAP financial measures: EBITDA and adjusted EBITDA. These are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting these non-GAAP financial measures is useful to investors as these measures are representative of the company’s performance and provide improved comparability of results. See the table below for the definitions of the non-GAAP financial measures referred to above and corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures. Non-GAAP financial measures should be viewed as additions to, and not as alternatives for the Company’s results prepared in accordance with GAAP. In addition, the non-GAAP measures the Company uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures the company uses in the same way.

	For the Three Months Ended March 31,
	2024	2023
Adjusted EBITDA Reconciliation
Net loss attributable to HOFRE stockholders	$(14,887,588)	$(19,609,797)
(Benefit from) provision for income taxes	-	-
Interest expense, net	6,521,534	3,632,637
Depreciation expense	4,158,750	2,553,360
Amortization of discount on note payable	955,322	855,891
EBITDA	(3,251,982)	(12,567,909)

Impairment expense	-	1,145,000
Change in fair value of warrant liability	(49,000)	238,000
Change in fair value of interest rate swap	-	100,000
Loss on sale of asset	140,041	-
Income from equity method investments	(29,952)	-
Preferred stock dividends	266,000	266,000
Loss attributable to non-controlling interest	(8,588)	(48,577)
Adjusted EBITDA	$(2,933,481)	$(10,867,486)

Media/Investor Contacts:

Media Inquiries: public.relations@hofreco.com

Investor Inquiries: investor.relations@hofreco.com